NOTE PURCHASE AND SALE AGREEMENT

This NOTE PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into this 28th day of November, 2022, by and between Hycroft Mining Holding Corporation, a Delaware corporation (the “Company”), and Highbridge MSF International Ltd. (f/k/a 1992 MSF International Ltd.) (“Holder”).

WHEREAS, the Company previously issued 10% Senior Secured Notes due 2027 (the “Notes”) to Holder pursuant to the Note Exchange Agreement, dated as of January 13, 2020, by and among the Company, each of the subsidiaries of the Company listed on the signature pages thereto, Holder and the other Exchanging Holders (as defined therein), and Wilmington Trust, National Association (as successor to WBox 2015-5 Ltd.), in its capacity as collateral agent (the “Collateral Agent”), as amended by the Omnibus Amendment to Note Purchase Agreements and Exchange Agreement, dated as of May 28, 2020, by and among the Company, each of the subsidiaries of the Company listed on the signature pages thereto, Holder and the other Exchanging Holders, and the Collateral Agent, and as further amended by the Amendment to 10% Secured Notes and Note Exchange Agreement, dated as of March 14, 2022, by and among the Company, each of the subsidiaries of the Company listed on the signature pages thereto, Holder and the other Exchanging Holders, and the Collateral Agent (the foregoing, collectively with any other agreements, instruments or documentation related to the Notes, the “Note Documents”);

WHEREAS, as of the date hereof, Holder is the beneficial owner of the Notes, representing $10,963,080 in aggregate principal amount as of September 30, 2022 (including accrued and paid PIK Interest (as defined in the Note Documents)) (together with any and all accrued and unpaid interest thereon, which represents $176,627.00 as of but not including November 29, 2022, the “Holder Notes”);

WHEREAS, Holder desires to sell to the Company, and the Company desires to purchase from Holder, all of the Holder Notes, on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, upon such purchase and sale at the Closing (as defined below), all Obligations (as defined in the Note Documents) with respect to the Holder Notes, and any and all other indebtedness, liabilities and obligations of the Company and its subsidiaries to Holder with respect to the Holder Notes or to Holder otherwise under the Notes and the Note Documents, shall be fully satisfied.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
Section 1.    Purchase and Sale; Exchange and Subscription.
1.1    On the terms and subject to the conditions of this Agreement, at the Closing, Holder shall sell to the Company, and the Company shall purchase from Holder, the Holder Notes in consideration of (i) payment by the Company to Holder in cash of $5,569,854 (the “Cash Amount”) and (ii) issuance to Holder of 500,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”).
1.2    The Shares will be issued to Holder pursuant to the exemption from registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder.
Section 2.    Holder Representations, Warranties and Agreements. To induce the Company to purchase the Holder Notes from Holder and issue the Shares to Holder, Holder hereby represents and warrants to the Company and agrees with the Company as follows, as of the date hereof and as of the Closing:
2.1    Holder is duly formed or incorporated (as applicable), validly existing and in good standing under the laws of its jurisdiction of incorporation or formation (as applicable), with power and authority to enter into, deliver and perform its obligations under this Agreement.
2.2    This Agreement has been duly authorized, executed and delivered by Holder. This Agreement is enforceable against Holder in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.
2.3    The execution, delivery and performance by Holder of this Agreement and the consummation by Holder of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien upon any of the property or assets of Holder or any of its subsidiaries pursuant to the terms of any

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indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Holder or any of its subsidiaries is a party or by which Holder or any of its subsidiaries is bound or to which any of the property or assets of Holder or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the organizational documents of Holder or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Holder or any of its subsidiaries or any of their respective properties, in the case of clauses (i) and (iii), which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Holder and its subsidiaries, taken as a whole, or would reasonably be expected to prohibit, materially delay or materially and adversely impact Holder’s performance or consummation of its obligations under this Agreement.
2.4    There is no pending, outstanding or, to the knowledge of Holder, threatened action, arbitration, audit, hearing, investigation, inquiry, litigation, suit or other proceeding against Holder that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement, which, if adversely determined, would reasonably be expected to prohibit, materially delay or materially and adversely impact Holder’s performance or consummation of its obligations under this Agreement.
2.5    Holder is the beneficial owner of the Holder Notes and has all requisite power and authority to transfer ownership of and interest in the Holder Notes. The Holder Notes are held by Holder free and clear of all liens (other than pledges or security interests that the Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker, which will be terminated prior to Closing), and Holder does not own or hold beneficially or of record any of the Notes (or any rights or interests of any nature whatsoever in or with respect to any of the Notes) other than the Holder Notes. Other than this Agreement, Holder is not party to or bound by any contract, option or other arrangement or understanding with respect to the purchase, sale, delivery, transfer, gift, pledge, hypothecation, encumbrance, assignment or other disposition or acquisition of (including by operation of law) any of the Notes (or any rights or interests of any nature whatsoever in or with respect to any of the Notes), or as to voting, agreeing or consenting (or abstaining therefrom) with respect to any amendment to or waiver of any terms of, or taking any action whatsoever with respect to, the Notes or any of the Note Documents.
2.6    In making its decision to sell the Holder Notes and acquire the Shares, Holder represents that it has relied solely upon independent investigation made by Holder. Holder represents that it has received such information as Holder deems necessary in order to make a decision with respect to the Holder Notes. Without limiting the generality of the foregoing, Holder acknowledges that it has had the opportunity to review the Company’s filings with the Securities and Exchange Commission. Holder represents and agrees that Holder and Holder’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Holder and such Holder’s professional advisor(s), if any, have deemed necessary to make a decision with respect to the Holder Notes.
2.7    Holder acknowledges that it knows that the Company may have material, non-public information regarding the Company and its condition (financial and otherwise), results of operations, businesses, properties, plans (including, without limitation, plans regarding other potential exchanges or purchases of the Notes, which may be for different amounts or types of consideration) and prospects (collectively, “Information”). Holder acknowledges that it has been offered and does not wish to receive any of this Information, and the Company has not disclosed, and has no obligation to disclose, such Information to Holder, and that such Information might be material to Holder’s decision to sell the Holder Notes or otherwise materially adverse to Holder’s interests. Accordingly, Holder acknowledges and agrees that the Company shall not have any obligation to disclose to Holder any such Information. Holder hereby waives and releases, to the fullest extent permitted by law, any and all claims and causes of action it has or may have against the Company and its affiliates, controlling persons, officers, directors, employees, representatives and agents, based upon, relating to or arising out of the nondisclosure of the Information.
2.8    Holder agrees that following the Closing, all Obligations with respect to the Holder Notes, and any and all other indebtedness, liabilities and obligations of the Company and its subsidiaries to Holder with respect to the Holder Notes or to Holder otherwise under the Notes and Note Documents, shall be fully satisfied, including with respect to all principal and interest on the Holder Notes (whether accrued or unaccrued and whether paid or unpaid).
2.9    Holder is (i) an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act satisfying the applicable requirements set forth on Schedule A attached hereto), (ii) acquiring the Shares only for its own account and not for the account of others, (iii) not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the

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requested information on Schedule A attached hereto) and (iv) not an entity formed for the specific purpose of acquiring the Shares. Holder acknowledges that it is a sophisticated investor with considerable experience in investments and dispositions in securities such as the Holder Notes and the Shares and understands the disadvantage to which Holder may be subject on account of the nondisclosure of the Information. Holder has sought accounting, legal and tax advice that Holder has considered necessary to make an informed investment decision with respect to the transactions contemplated by this Agreement.
2.10    Holder understands that (i) the Shares are being offered under Section 3(a)(9) of the Securities Act and not in a transaction involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. Holder understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by Holder absent an effective registration statement under the Securities Act, except (a) to the Company or a subsidiary thereof, (b) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (c) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates representing the Shares shall contain a legend to such effect, and (ii) it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares. Holder acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act, and Holder agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Holder may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time.
2.11    Holder understands and agrees that Holder is purchasing the Shares directly from the Company. Holder acknowledges that (i) there have been no representations, warranties, covenants and agreements made to Holder by the Company or any of its subsidiaries or any of their respective officers or directors or any other person, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Agreement and (ii) it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, except for the statements, representations and warranties contained in this Agreement and in the Company’s filings with the Securities and Exchange Commission.
2.12    Holder represents and warrants that Holder is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Holder represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Holder maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Holder also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List.
2.13    Neither Holder nor anyone acting on Holder’s behalf has received any commission or remuneration directly or indirectly in connection with or in order to solicit or facilitate the transactions contemplated hereby. Holder has not acquired any of the Shares on behalf, or at the request, of the Company or any of its affiliates. The exchange of the Holder Notes for the Shares was privately negotiated with the Company in an independent transaction and not solicited on behalf of the Company or any of its affiliates.
Section 3.    Company’s Representations and Warranties. The Company represents and warrants to Holder as set forth below, as of the date hereof and as of the Closing:
3.1    The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with power and authority to enter into, deliver and perform its obligations under this Agreement.
3.2    This Agreement has been duly authorized, executed and delivered by the Company. This Agreement is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.
3.3    The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien upon any of the property or assets of the Company or any of its subsidiaries

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pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, in the case of clauses (i) and (iii), which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or would reasonably be expected to prohibit, materially delay or materially and adversely impact the Company’s performance or consummation of its obligations under this Agreement.
3.4    There is no pending, outstanding or, to the knowledge of the Company, threatened action, arbitration, audit, hearing, investigation, inquiry, litigation, suit or other proceeding against the Company that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement, which, if adversely determined, would reasonably be expected to prohibit, materially delay or materially and adversely impact the Company’s performance or consummation of its obligations under this Agreement.
3.5    The issuance of the Shares pursuant to this Agreement will be exempt from the registration and prospectus delivery requirements of the Securities Act.
3.6    The Shares issued and delivered to Holder pursuant to this Agreement (i) will be free and clear of all taxes, liens, pre-emptive rights, rights of first refusal, subscription and similar rights (other than any such liens created by Holder and any restrictions under the Securities Act) and (ii) have been duly authorized by the Company under the Delaware General Corporation Law (the “DGCL”), and when issued will be validly issued, fully paid and non-assessable, and the Shares have not been authorized in violation of or subject to any preemptive or similar rights created under the Company’s second amended and restated certificate of incorporation or under the DGCL.
3.7    The Company has acted and will act in accordance with the legal restrictions of Section 3(a)(9) of the Securities Act. The Company has undertaken and will undertake only those activities thereunder, such that the issuance of the Shares in consideration of the surrender by Holder to the Company of the Holder Notes on a “cashless basis” is exempt from the registration requirements of the Securities Act in reliance on Section 3(a)(9) thereof. The Shares so deliverable are not exchanged in a case under Title 11 of the United States Code. No commission or other remuneration will be paid or given directly or indirectly for the issuance of the Shares in consideration of the surrender by Holder to the Company of the Holder Notes.
3.8    Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of any of the Shares.
3.9    The Company has provided Holder an opportunity to ask questions regarding the Company and made available to Holder all the information reasonably available to the Company that Holder has requested for deciding whether to sell the Holder Notes.
Section 4.    Closing and Delivery.
4.1    Closing. The closing of the purchase and sale of the Holder Notes contemplated hereby (the “Closing”) shall occur at 10:00 a.m., New York City time, on November 29, 2022 (the “Closing Date”).
4.2    Closing Deliverables. At the Closing:
(a)    Holder shall deliver or cause to be delivered to the Company a receipt for the Cash Amount and Shares.
(b)    The Company shall deliver or cause to be delivered to Holder:
(i)    the Cash Amount (without deduction or withholding of any amounts therefrom), by wire transfer in U.S. dollars in immediately available funds to the account or accounts specified by Holder to the Company in writing prior to the Closing; and

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(ii)    evidence from the transfer agent of the Company of the issuance to Holder of the Shares on and as of the Closing Date.
4.3    Post-Closing Deliverable. As promptly as practicable after Closing:
(a)    Holder shall deliver or cause to be delivered to the Company, the certificate evidencing the Holder Notes, if any; and
(b)    The Company shall deliver or cause to be delivered to the Holder, a receipt for the Holder Notes delivered by or on behalf of Holder.
4.4    Conditions to Closing.
(a)    The obligations of the Company and Holder to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of the conditions that all representations and warranties of Holder and the Company, respectively, contained in this Agreement shall be true and correct in all material respects as of the Closing, and consummation of the Closing shall constitute a reaffirmation by Holder and the Company, respectively, of each of the representations, warranties and agreements contained in this Agreement as of the Closing, and that all covenants and agreements contained in this Agreement to be complied with by Holder and the Company, respectively, on or before the Closing shall have been complied with in all material respects.
(b)    The obligations of the Company and Holder to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of the conditions that no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby.
(c)    The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of the condition that Holder shall have made the delivery contemplated by Section 4.2(a).
(d)    The obligation of Holder to consummate the transactions contemplated by this Agreement shall be subject to (i) the fulfillment or waiver, at or prior to the Closing, of the condition that the Company shall have made the delivery contemplated by Section 4.2(b) and (ii) no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred.
Section 5.    Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier of (i) the mutual written agreement of each of the parties hereto to terminate this Agreement and (ii) December 2, 2022; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach.
Section 6.    Miscellaneous.
6.1    At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions as contemplated by this Agreement.
6.2    Each party acknowledges that the other party will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, each party agrees to promptly notify the other party if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.
6.3    Each party is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

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6.4    Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:
(a)    if to Holder, to:
Highbridge MSF International Ltd.
c/o Highbridge Capital Management, LLC
277 Park Avenue, 23rd Floor
New York, NY 10172
Attn: Steve Ardovini
Email: Steve.Ardovini@highbridge.com
(b)    if to the Company, to:
Hycroft Mining Holding Corporation
P.O. Box 3030
Winnemucca, NV 89446
Attention: Stanton Rideout
Email: stan.rideout@hycroftmining.com

with a required copy to (which copy shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Los Angeles, CA 90071-3144
Attention: P. Michelle Gasaway
Email: Michelle.Gasaway@skadden.com
6.5    This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.
6.6    This Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.
6.7    Neither this Agreement nor any rights that may accrue to Holder hereunder may be transferred or assigned. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.
6.8    This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.
6.9    Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware; provided that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, “Chosen Courts”), in connection with any matter based upon or arising out of this Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such

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manner of service of process. Each party may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before the Chosen Courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than the Chosen Courts, whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.4. Notwithstanding the foregoing in this Section 6.9, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND THE CONSUMMATION THEREOF, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND THE CONSUMMATION THEREOF. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.
6.10    If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
6.11    No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.
6.12    All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.
6.13    Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.
6.14    The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.
6.15    This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic

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delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
6.16    The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.
6.17    This Agreement is the joint product of Holder and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.
6.18    The Company shall, by 9:00 a.m., New York City time, on November 30, 2022, issue one or more press releases or file with the Securities and Exchange Commission a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby. To the actual knowledge of the Company, Holder is not in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents, and Holder is not subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Company or any of its affiliates, relating to the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company shall not, without the prior written consent of Holder, publicly disclose the name of Holder or any of its affiliates or advisors, or include the name of Holder or any of its affiliates or advisors, (i) in any press release or marketing materials regarding the transactions contemplated by this Agreement or (ii) in any filing with the Securities and Exchange Commission, any regulatory agency or any national securities exchange on which the Company’s securities are listed for trading, except to the extent such disclosure is required by law, at the request of the staff of the Securities and Exchange Commission or regulatory agency, or under the regulations of such national securities exchange; provided that the Company shall provide Holder with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Holder regarding such disclosure.
[Signature Page Follows]

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IN WITNESS WHEREOF, each of the Company and Holder has executed or caused this Agreement to be executed by its duly authorized representative as of the date first set forth above.

HYCROFT MINING HOLDING CORPORATION

By:	/s/ Stanton Rideout
Name:	Stanton Rideout
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Note Purchase and Sale Agreement]
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HIGHBRIDGE MSF INTERNATIONAL LTD. (F/K/A 1992 MSF INTERNATIONAL LTD.), By: Highbridge Capital Management, LLC, its Trading Manager
By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director, Co-Chief Investment Officer
[Signature Page to Note Purchase and Sale Agreement]
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SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF HOLDER

INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.
☒ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** AND ***

AFFILIATE STATUS
(Please check the applicable box)

Holder:

☐	is:

☒	is not: an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.
Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Holder has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Holder and under which Holder accordingly qualifies as an “accredited investor.”

If Holder is an entity:

This page should be completed by Holder
and constitutes a part of this Agreement.
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☐	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.
☐	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.
☐	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act or registered pursuant to the laws of a state.
☐	An investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act.
☐	An insurance company as defined in Section 2(a)(13) of the Securities Act.
☐	An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of the Investment Company Act.
☐	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
☐	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.
☐	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.
☐
An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (i) the investment decisions of which are made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment adviser, or (ii) which has total assets in excess of $5,000,000.

☐	A self-directed employee benefit plan within the meaning of ERISA, the investment decisions of which are made solely by persons that are “Accredited Investors.”
☐	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act.
☒
An entity with total assets in excess of $5,000,000 which was not formed for the specific purpose of investing in the Company and is one or more of the following (check one or more, as appropriate):
☐ (i) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”),
☐ (ii) a corporation,
☐ (iii) a Massachusetts business trust or similar business trust,
  ☒ (iv) a partnership, or
☐ (v) a limited liability company.

☐	A trust with total assets exceeding $5,000,000, which was not formed for the specific purpose of investing in the Company and whose investment decisions are directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the Company.
☐	An entity, of a type not listed in the foregoing subsections, not formed for the specific purpose of investing in the Company, and which owns investments in excess of $5,000,000.
☐	A “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of investing in the Company, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment in the Company.
☐	A “family client,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements in the paragraph above and whose prospective investment in the Company is directed by such family office pursuant to the paragraph above.
☒	An entity in which all of the beneficial equity owners qualify as accredited individual investors.

If Holder is an individual:

This page should be completed by Holder
and constitutes a part of this Agreement.
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☐
Holder has a net worth (or joint net worth together with his or her spouse or spousal equivalent) in excess of $1,000,000 (excluding the value of his/her/their primary residence), and he or she has no reason to believe that his or her net worth will not remain in excess of $1,000,000 for the foreseeable future.[1]

☐	Holder has had an annual income during the last two full calendar years in excess of $200,000 (or joint annual income together with his or her spouse or spousal equivalent in excess of $300,000) and reasonably expects to have an annual income in excess of $200,000 (or joint annual income together with his or her spouse in excess of $300,000) during the current calendar year. Holder has no reason to believe that his or her income will not remain in excess of $200,000 (or joint annual income in excess of $300,000) for the foreseeable future.
☐
Holder is an IRA in which there is one beneficial owner and such beneficial owner is an “Accredited Investor.” If this box is checked, please also check the box in this Section V indicating the basis upon which such beneficial owner qualifies as an “Accredited Investor.”

☐	Holder is a Keogh Plan in which the participants are limited to an individual and his or her spouse, the Keogh Plan was established with respect to a business that is wholly owned by the participant and his or her spouse and such participant is an “Accredited Investor.” If this box is checked, please also check the box in this section indicating the basis upon which such participant qualifies as an “Accredited Investor.”
☐	Holder is a revocable trust whose grantor is an “Accredited Investor.” If this box is checked, please also check the box in this section indicating the basis upon which such grantor qualifies as an “Accredited Investor.”
☐	Holder is an executive officer or manager of the Company, or a manager, director, general partner or executive officer of a manager of the Company.
☐	Holder is a “knowledgeable employee,” as defined in Rule 3c5(a)(4) under the Investment Company Act, of the Company.
☐	Holder holds one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

1 The related amount of indebtedness secured by the primary residence up to its fair market value may also be excluded from calculating the Investor’s net worth; provided, however, (a) indebtedness secured by the primary residence in excess of the value of the primary residence and (b) any increase in the indebtedness secured by the primary residence within the past 60 days, should be considered a liability and deducted from the Investor’s net worth.
This page should be completed by Holder
and constitutes a part of this Agreement.
270667.02-HOUSR01A - MSW